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                                                                    Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1
(No.         ) of our report dated January 22, 2002 relating to the financial statements of Instinet Group Incorporated, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.



New York, New York
March 21, 2002